Exhibit 99.2

FEDERMAN & SHERWOOD

(AN ASSOCIATION OF ATTORNEYS AND PROFESSIONAL CORPORATIONS)

2926 MAPLE AVENUE	120 N. ROBINSON AVENUE
SUITE 200	SUITE 2720
DALLAS, TEXAS 75201	OKLAHOMA CITY, OKLAHOMA 73102
214-696-1100	405-235-1560
FACSIMILE: 214-740-0112	FACSIMILE: 405-229-2112
REPLY TO: OKLAHOMA CITY, OK

June 15, 2004

VIA FACSIMILE: (212) 940-6728
 and PDF eMail
Joel W. Sternman, Esq.
KATTEN MUCHIN ZAVIS ROSENMAN
575 Madison Avenue
New York, NY 10022-2585

VIA FACSIMILE: (212) 269-5420
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Howard G. Sloane, Esq.
Roy L. Regozin, Esq.
CAHILL GORDON & REINDEL LLP
80 Pine Street
New York, NY 10005-1702

Re:	Chan v. Diamond, et al. (Alloy)

USDC (S.D. NY) Case No. 03-CV-8494 (WHP)
Our File No. 7508.001

Gentlemen:

      The purpose of this letter is to follow-up on my numerous conversations with you and Richard Graf, as well as our earlier meeting and my correspondence concerning having Alloy, Inc. (“Alloy”), make significant therapeutic corporate changes as a means to resolve the derivative action. It is my understanding that while we have been having our ongoing discussions, Alloy has implemented several very important corporate governance changes that we had been seeking including the appointment of a lead non-executive independent director; the creation of a Nominating and Corporate Governance Committee, all of the members of which members will be independent (as defined by the applicable NASDAQ rules); the Audit Committee charter now requires committee pre-approval for Alloy’s independent auditors to perform non-audit services; and Alloy’s Audit and Nominating and Corporate Governance Committee charters now provide the committees with the power and authority to retain and compensate independent advisors. The Audit Committee charter also now provides that Committee with the sole authority to hire and fire Alloy’s independent auditors.

      We believe the foregoing changes have strengthened and made a significant improvement in Alloy’s Corporate Governance and will provide a very material benefit to the Company and its shareholders. We believe, however, that the following changes should also be implemented by Alloy:

Federman & Sherwood

Sternman Ltr.
Pg. 2

      1.     Alloy will add a Corporate Governance function to the duties of its Nominating Committee:

a.	Alloy will confirm that all of the members of Alloy’s Nominating Committee are, and will remain, independent, as determined under the NASDAQ Rules.

b.	Alloy shall publish, and keep current, it’s Corporate Governance Principles, if any, and its governance related committee charters, on its corporate website. It will also provide a secure phone voice mail box or hotline which number is listed on the corporate website, where messages can be left for the lead non-executive independent director or General Counsel of anything concerning corporate misdeeds or accounting irregularities. The lead non-executive independent director can delegate responsibility for reviewing messages to the other independent directors or to the General Counsel. The General Counsel shall monitor the hotline and follow up on any issues raised as necessary with the lead non-executive independent director. No executive officer, employee or non- independent director of Alloy shall have access to the hotline or voice mail box other than the General Counsel.

c.	Alloy’s Nominating and Corporate Governance Committee, as well as Alloy’s Board of Directors, will review its Corporate Governance Principles if any, and its governance related committee charters, annually and accept recommendations on at least an annual basis from Alloy’s General Counsel.

      2.     Alloy’s General Counsel, who will be its Chief Legal Officer for Sarbanes-Oxley purposes, will commit to attend Corporate Governance CLE programs on an annual basis.

      3.     The Office of the General Counsel will be reorganized. The General Counsel will become an executive officer and will report directly to the lead non-executive independent director who will be responsible for the employment (hiring and if necessary firing) of the General Counsel as well as for approval of the compensation package for the General Counsel. The General Counsel will, at all times, have direct access to the lead non-executive independent director who will meet, at least annually, with the General Counsel to specifically discuss corporate governance issues and, inter alia, any matters which the General Counsel believes need to be raised separate and apart from any reports provided to Alloy’s executives.

Federman & Sherwood

Sternman Ltr.
Pg. 3

      4.     Alloy will limit, through a formal Board of Directors’ Guideline, that the inside directors of the Board shall comprise less than a majority of the total number of Directors.

      5.     Alloy shall require that the Board of Directors conduct annual written evaluations of the CEO and President, such evaluations will be preserved for a minimum of three (3) years from date of evaluations.

      6.     Alloy shall include in its formal policies that the Company’s independent auditor will not perform any consulting work for the Company, other than tax consulting work, unless specifically approved by the Audit Committee. Any non-audit fees will be publicly disclosed. The independent auditors of Alloy or its successors will not perform tax-consulting work for Alloy’s Directors, CEO, President (if different from the CEO) or CFO, without the prior specific written approval of Alloy’s Audit Committee.

      7.     Alloy will recommend to its Audit Committee and provide an explanation about the benefits of maintaining an internal audit function staffed by qualified personnel. The recommendation will include a provision that the Audit Committee will have oversight responsibilities with respect to the internal audit function and the chair of the Audit Committee will review and approve the Annual Internal Audit Plan. Furthermore, Alloy will recommend that the Internal Audit Plan will be provided to the entire Board of Directors at least on an annual basis.

      8.     Alloy will continue to maintain a written Insider Trading Policy that will be provided to and reviewed periodically by its General Counsel and non-executive independent director.

      9.     Alloy will implement an educational program for its senior executive officers under which they will be encouraged to attend continuing education programs in business ethics and corporate governance.

      10. Alloy will continue formal provisions in the charters of the various committees of the Board of Directors that such committees shall, on their own decision, be allowed to obtain legal and/or other advisors of their choice, which advisors shall report to the lead non-executive independent director or Chairperson of the Committee desiring such counsel. Alloy’s Audit Committee, which shall be comprised of all Independent Directors, shall continue to have the exclusive authority to hire or terminate the Company’s Auditors. The Audit Committee will, on at least an annual basis, meet with Alloy’s General Counsel to review the audit procedures and implementation of such additional procedures as may from time to time be recommended.

Federman & Sherwood

Sternman Ltr.
Pg. 4

      11. Alloy’s General Counsel shall provide to the lead non-executive independent director, a periodic report outlining all litigation pending against the Company or litigation threatened against the Company if such litigation or threatened litigation exposes the Company to potential liability of a material amount, as that term is defined by Alloy’s auditors.

      12. The individual defendants, as well as the current Board of Directors of Alloy, will need to agree, in writing, to the foregoing terms. To the extent not already adopted, the foregoing measures would need to be adopted by Alloy’s Board of Directors by resolution within sixty (60) days of approval of the settlement provided that any such measure could be altered or removed if the Board, in good faith and upon advice of counsel, determines that another principle or measure in the same area provides equal or stronger corporate governance standards and/or internal controls that such principle or measure conflicts with, or are substantially redundant with any law, regulation, rule, or conflicts, or is substantially redundant with any amendment to the capsule company’s certificate of incorporation. At the end of three (3) years, the measures described herein could not be terminated without a majority vote of the Independent Directors then currently serving on Alloy’s Board of Directors.

      We believe the foregoing proposed additional governance changes, as well as the changes already adopted by Alloy, will accomplish plaintiff’s goal of strengthening the Corporate Governance provisions of Alloy and provide a meaningful basis on which the investing public and analysts can agree that Alloy’s Board of Directors has taken significant steps to establish high standards of corporate governance principles that will significantly benefit the Company.

      Please consider the foregoing and contact me as soon as possible if you have any questions. If the defendants agree and approve of the foregoing additional governance improvements, please so signify by signing the letter below and returning same to me. We will then prepare, as you believe may be necessary, a formal agreement to be submitted to the court.

Sincerely,

/s/ WILLIAM B. FEDERMAN

William B. Federman
FOR THE FIRM

WBF/sh

Federman & Sherwood

Sternman Ltr.
Pg. 5

Agreed to and approved this 22nd day of June, 2004.

/s/ JOEL W. STERNMAN, ESQ.

Joel W. Sternman, Esq.
Attorney for Defendant Alloy, Inc.

Agreed to and approved this 22 day of June, 2004.

/s/ HOWARD G. SLOANE, ESQ.

Howard G. Sloane, Esq.
Roy L. Regozin, Esq.
Attorneys for Defendants Matthew C. Diamond,

James K. Johnson, Jr., Samuel A. Gradess,

Peter M. Graham, David Yarnell, and
Edward Monnier